As filed with the Securities and Exchange Commission on October 13, 2006 Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact name of issuer as specified in its charter)

Delaware	25-1615902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148-0001

(Address, including zip code, of Registrant’s Principal Executive Offices)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

2000 STOCK INCENTIVE PLAN

(Full title of the plan)

Alvaro Garcia-Tunon

Senior Vice President,

Chief Financial Officer and Secretary

Westinghouse Air Brake Technologies Corporation

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148-0001

(412) 825-1000

(Name and address, including zip code and telephone number,

including area code, of agent for service)

Copy to:

Pasquale D. Gentile, Jr. Esquire

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA 15219

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	2,000,000 shares	$28.91[2]	$57,820,000[2]	$6,187

[1]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Westinghouse Air Brake Technologies Corporation 2000 Stock Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
[2]	Estimated pursuant to Rules 457(c) and (h), solely for the purpose of calculating the registration fee. The price per share is estimated to be $28.91, based on the average of the high and low sales price of the Common Stock as reported on the New York Stock Exchange Composite transactions listing for October 9, 2006 as quoted in the Wall Street Journal.

PART II

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 2,000,000 shares of Common Stock, $.01 par value per share, being offered under the Westinghouse Air Brake Technologies Corporation (the “Company”) 2000 Stock Incentive Plan (the “Plan”).

The contents of the Company’s initial Form S-8 Registration Statement with respect to the Plan, File No. 333-41840 (the “Original S-8”) which was filed with the Securities and Exchange Commission on July 20, 2000 are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

Item 8. Exhibits.

Exhibit No.
5.1	Opinion of Reed Smith LLP as to the legality of the Common Stock, filed herewith.
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 filed herewith).
23.2	Consent of Ernst & Young LLP, filed herewith.
24.1	Power of Attorney, contained on the signature page to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”) the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania, on the 12th day of October, 2006.

WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION

By	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon, Senior Vice President

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of October, 2006.

	Signature and Title	Date
By	/s/ ALBERT J. NEUPAVER Albert J. Neupaver, President, Chief Executive Officer and Director	October 12, 2006

By	/s/ ALVARO GARCIA-TUNON Alvaro Garcia-Tunon, Senior Vice President, Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	October 12, 2006

By	* William E. Kassling, Chairman of the Board and Director	October 12, 2006

By	* Robert J. Brooks, Director	October 12, 2006

By	* Kim G. Davis, Director	October 12, 2006

By	* Emilio A. Fernandez, Director	October 12, 2006

By	* Lee B. Foster, Director	October 12, 2006

By	Michael W.D. Howell, Director	October 12, 2006

By	* James V. Napier, Director	October 12, 2006

By	Gary C. Valade, Director	October 12, 2006

*	Executed by the undersigned as attorney-in-fact

/s/ WILLIAM E. KASSLING
William E. Kassling
October 12, 2006

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

2000 STOCK INCENTIVE PLAN

REGISTRATION STATEMENT

ON FORM S-8

Exhibit Index

Exhibit No.	Document	Sequential Page
5.1	Opinion of Reed Smith LLP, as to the legality of the Common Stock, filed herewith.	5

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 filed herewith).	—

23.2	Consent of Ernst & Young LLP, independent registered public accountants, filed herewith.	7

24.1	Power of Attorney, contained on the signature page to this Registration Statement.	—